As filed with the Securities and Exchange Commission on November 12, 1996

File No.                                         Commission file number: Q-2549

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                         BRIA Communications Corporation
             (Exact name of registrant as specified in its charter)

         New Jersey                                         22-1644111
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

268 West 400 South, Suite 300, Salt Lake City, Utah                84101
-----------------------------------------------------             --------
     (Address of principal executive offices)                    (Zip code)

            1996 Stock Option Plan of BRIA Communications Corporation
                            (Full title of the plan)

   Richard Lifschutz, 268 West 400 South, Suite 300, Salt Lake City, UT 84106
            (Name, address, including zip code, of agent for service)

Telephone number, including area code, of agent for service: (801) 575-8073

                         CALCULATION OF REGISTRATION FEE
================================= =============== ======================== ========================= =================
Title of Securities to be         Amounts to be   Proposed Maximum         Proposed Maximum          Amount of
Registered                        Registered      Offering Price Per       Aggregate Offering Price  Registration Fee
                                                  Share(1)
================================= =============== ======================== ========================= =================
Common Stock, issuable upon            2,500,000    $.50                     $1,250,000                $431.03
exercise of Options
================================= =============== ======================== ========================= =================

(1) Bona Fide estimate of maximum offering price solely for calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, based on the average bid and asked price of the registrant's common stock as of October 25, 1996 a date within five business days prior to the date of filing of this registration statement.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

           PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

            1996 Stock Option Plan of BRIA Communications Corporation Cross-Reference Sheet Pursuant to Rule 404(a) under the Securities Act of 1933

     Cross-reference between items of Part I of Form S-8 and the Section 10(a) Prospectus that will be delivered to each employee, consultant, or director who participates in the Plan.

Registration Statement Item Numbers and Headings        Prospectus Heading

Item 1.  Plan Information                               Section 10(a) Prospectus

Item 2.  Registrant Information and                     Section 10(a) Prospectus
         Employee Plan Annual Information

           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by BRIA Communications Corporation, a New Jersey corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are hereby incorporated herein by reference:

     1. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995 filed with the Commission on October 3, 1996

     2. All reports filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended December 31, 1995

     3.  The  description  of  the  Common  Stock  contained  in  the  Company's
Registration Statement on Form 10 pursuant to section 12(b) or (g) of the Securities Exchange Act of 1934 (the "1934 Act") filed on April 28, 1969 including any amendment or report filed for the purpose of updating such description.

     Prior to the filing, if any, of a post-effective amendment that indicates that all securities covered by this Form S-8 have been sold or that de-registers all such securities then remaining unsold, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the 1934 Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  Description of Securities.

     The Company's Class A common stock, par value $0.001 ("Common Stock"), being registered pursuant to this registration statement is part of a class of securities registered under section 12 of the Securities Act of 1933. A description of such securities is contained in the Company's Registration Statement on Form 10 under the 1934 Act, filed with the Commission on April 28, 1969 and is incorporated herein by reference. (See "Item 3. Incorporation of Documents by Reference.")

Item 5. Interests of Named Experts and Counsel.

     No expert is named as preparing or certifying all or part of the registration statement to which this prospectus pertains, and no counsel for the Company who is named in this prospectus as having given an opinion on the validity of the securities being offered hereby was hired on a contingent basis or has or is to receive, in connection with this offering, a substantial interest, direct or indirect, in the Company.

Item 6. Indemnification of Directors and Officers.

     The   Corporation's   Certificate  of   Incorporation   provides  that  the
Corporation shall indemnify its officers and directors for any liability, including reasonable costs of defense, arising out of any act or omission of any officer or director on behalf of the Corporation as long as there is no final adjudication in any suit or proceedings establishing that the officer or director was derelict in his duties or that the board of directors also determines that said officer or director was derelict in his duties.

     In actions, proceedings and suits involving an officer or director by reason of his being or having been an officer or director, other than actions by or in the right of the corporation, Title 14A:3-5(2) through Title 14A:3-5(6) of the New Jersey Statutes, permits a corporation to indemnify directors or officers against actual and reasonable expenses, including attorneys fees, judgments, fines and amounts paid in settlement. The New Jersey Statute applies to actions, proceedings or suits whether civil, criminal, administrative or arbitrative in nature. However, unless a court directs otherwise, indemnification  is  permissible  only if the  officer  or  director  meets  the applicable standard of conduct and indemnification is proper under the circumstances. In civil cases, the standard of conduct requires the officer or director to act in good faith and in a manner he or she reasonably believes to be in or not opposed to the best interests of the corporation. In criminal cases,  an  officer  or  director  meets the  standard  of  conduct if he had no reasonable cause to believe his conduct was unlawful. The board of directors acting through a quorum of disinterested directors, independent legal counsel designated by the board of directors, or the shareholders shall determine whether indemnification is proper under the circumstances. Termination of proceedings by judgment, order, settlement, conviction or plea of nolo contendere or its equivalent, does not of itself establish a presumption that the officer or director did not meet the applicable standard of conduct.

     In actions by or in the right of the corporation, the corporation may indemnify an officer or director against expenses provided he or she satisfies the applicable standard of conduct. However, a corporation cannot indemnify an officer or director adjudged liable to the corporation on any claim, issue or matter unless, and to the extent, the court determines that despite the adjudication of liability, and in light of all the circumstances, the officer or director is fairly and reasonably entitled to indemnity for expenses.

     In all proceedings, whether by or in the right of the corporation or otherwise, the New Jersey Statutes require indemnification to the extent the officer or director is successful on the merits or otherwise in defense of the proceeding or in defense of any claim, issue or matter therein. A New Jersey corporation may provide, either in its articles, bylaws or agreements, that the corporation shall pay the expenses on behalf of a director or officer prior to the final disposition of the action upon receipt of an undertaking by or on behalf of the director or officer to repay those advancements if it is ultimately determined that the officer or director is not entitled to indemnification. The New Jersey Statute does not exclude other indemnification rights to which a director or officer may be entitled under the articles of incorporation, the bylaws, an agreement, a vote of shareholders or disinterested directors, or otherwise; provided that those rights would not indemnify an officer or director against a judgment or other final adjudication adverse to the officer or director that establishes the officer's or director's acts or omissions involved intentional misconduct, fraud or known violation of the law and were material to the cause of action.

     The foregoing discussion of indemnification merely summarizes certain aspects of indemnification provisions and is limited by reference to the New Jersey Statutes and the Corporation's Bylaws, as amended.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to members of the board of directors, officers, employees, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.   Exemption from Registration Claimed.

     No restricted securities are being re-offered or resold pursuant to this registration statement.

Item 8. Exhibits.

     The exhibits are attached to this Form S-8 are listed in the Exhibit Index, which begins on page 7.

Item 9.  Undertakings.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) To treat, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on November 1, 1996.

                           BRIA Communications Corporation Inc.


                           By    /s/ Richard Lifschutz
                                 ----------------------------
                                 Richard Lifschutz, President

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Lifschutz power of substitution, as his attorney-in-fact for him, in all capacities, to sign any amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature                      Title                           Date

/s/ Richard Lifschutz
------------------            President, Director              November 12, 1996
Richard Lifschutz


/s/ Joseph Shimron
-----------------             Vice-President and Director      November 12, 1996
Joseph Shimron


/s/ Isaac Lifschutz
-----------------             Secretary, Treasurer, Director   November 12, 1996
Isaac Lifschutz

As filed with the Securities and Exchange Commission on November 12, 1996

File No. 33-


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    EXHIBITS

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933




                         BRIA Communications Corporation
                              (A Utah corporation)

================================================================================
                                INDEX TO EXHIBITS
================================================================================

Exhibit No.       SEC Ref. No.      Description of Exhibit

     A                  4            1996 Stock Option Plan of the Company

     B                  5            Opinion of Counsel by Trent  Waddoups  with
                                     respect to the legality of the issuance of securities being issued

     C                  23(a)        Consent  of  Andersen,  Andersen  & Strong,
                                     L.C., certified public accountants

     *                  23(b)        Consent of Counsel  (included in Exhibit C,
                                     above)